UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) entered into an Open Market Sale Agreement, dated August 6, 2020, by and between the Company and Jefferies LLC (as amended, the “Sale Agreement”), pursuant to which the Company could issue and sell from time to time in an “at-the-market” public offering (“ATM Offering”) shares of its common stock, par value $0.0001 per share (the “Common Stock”).

On January 30, 2024, the Company delivered written notice to Jefferies LLC that it was suspending and terminating the prospectus supplement dated January 29, 2024 (the “ATM Prospectus Supplement”), related to the Company’s Common Stock issuable pursuant to the Sale Agreement, pursuant to the terms of the Sale Agreement. The Company will not make any sales of its securities pursuant to the Sale Agreement, unless and until a new prospectus supplement is filed. Other than the termination of the ATM Prospectus Supplement, the Sale Agreement remains in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	January 30, 2024	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer